Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES 2007 RESULTS

UPDATED FOR ADDITIONAL INCOME TAX BENEFITS

Revenues of $137.4 million

Net Income of $63 million includes Net Income Tax Benefit of $52.4 million

Income before Income Taxes of $10.6 million

Adjusted EBITDA of $15.9 million

RESTON, VA – (March 14, 2008) — QuadraMed Corporation (Amex:QD) announced today that it will report net income of $56.7 million before preferred stock accretion for the three months ended December 31, 2007, compared to $4.0 million for the same period in 2006. For the twelve months ended December 31, 2007, the Company had net income before preferred stock accretion of $63.0 million compared to $11.9 million for the twelve months ended December 31, 2006. Included in the three month and twelve month periods ended December 31, 2007 is an income tax benefit of $52.9 million, which includes deferred income tax expense of $10.9 million. The Company recorded these items as a result of management’s determination that it is now more likely than not that most of its deferred tax assets will in all probability be realized in future periods. Accordingly, a substantial portion of the valuation allowance that the Company had maintained against its deferred tax assets was released, which together with other miscellaneous tax expense of $0.5 million, resulted in the recording of the net income tax benefit for 2007 of $52.4 million. The Company has completed its review of deferred tax assets related to its research credits, and has recorded additional deferred tax assets of $3.1 million as of December 31, 2007, and recognized additional income tax benefit of $3.1 million for the three month and twelve month periods ended December 31, 2007; these amounts were not included in the unaudited results announced on March 13, 2008. No corresponding amounts of this nature were recorded in 2006. The Company expects to record book income tax expense in future periods as a function of any reported pretax earnings, but does not expect to pay substantial cash taxes for the next few years.

Income before income taxes was $3.9 million and $4.0 million for the three month periods ended December 31, 2007 and 2006, and $10.6 million and $12.3 million for the twelve month periods ended December 31, 2007 and 2006.

Revenues of $40.9 million for the quarter ended December 31, 2007 exceeded quarterly revenue guidance of $36 million to $39 million, and compares to $31.2 million for the same period in 2006, an increase of 31%. For the twelve months ended December 31, 2007, revenue of $137.4 million, increased 9.7%, compared to revenue of $125.2 million in 2006. Included in both of the 2007 periods is $5.6 million of revenue recognized as a result of the integration of the Computerized Patient Record (CPR) business assets during the fourth quarter. Sales bookings for 2007 amounted to $93 million (including approximately $8 million from CPR for the nine months prior to the acquisition), compared to $84.5 million in 2006.

As previously announced at the UBS Global Healthcare Conference in February, QuadraMed expects 2008 revenues to be between $146 million and $152 million which would represent a 6% to 10% increase over 2007 revenues of $137.4 million.

Income from operations was $3.5 million for the three months ended December 31, 2007, compared to $3.6 million for the same period in 2006. For the twelve months ended December 31, 2007, income from operations was $7.9 million, compared to $10.8 million for the twelve months ended December 31, 2006. Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for stock based compensation) was $15.9 million for the twelve months ended December 31, 2007, compared to adjusted EBITDA of $19.8 million for the same period in 2006. The declines in income from operations and adjusted EBITDA for the 2007 periods from 2006 are due primarily to costs incurred related to the acquisition of the CPR assets on September 23, 2007 from Misys Healthcare, the recording of a $1.3 million expense related to the change in wage/hour classifications of certain employees in the third quarter of 2007, and the inclusion of $3.0 million of additional income in 2006 that was generated from cash basis revenues originated in 2005 but not recognized until 2006.

The Company also reported net income attributable to common shareholders of $57.0 million, or $1.29 income per share basic, and $0.79 income per share diluted for the twelve months ended December 31, 2007. This is compared to a net income attributable to common shareholders of $6.0 million, or income per share of $0.14 basic, and $0.13 diluted for the same period in 2006.

Cash provided by operating activities was $12.8 million in 2007 compared to $16.7 million for 2006. Included in the 2007 period is the effect of paying the $1.3 million expense related to the change in wage/hour classifications of certain employees in the third quarter of 2007, as well as the first full quarter of activities related to the acquired CPR assets, which amounted to a use of cash of $1.2 million. In addition, during the fourth quarter of 2007, no monies were received from the Veterans Administration related to $4.6 million of term licenses earned, pending resolution of contract negotiations and Federal government budget resolutions; however all of the $4.6 million outstanding was subsequently received on January 6, 2008. By contrast, cash flow from operating activities in 2006 included approximately $6 million related to the reduction in DSO that year from 81 to 60. Cash, cash equivalents and investments decreased $27 million during 2007 to $17.5 million, compared to an increase of $11.2 million in 2006. The primary reason for the decline in cash and investments during 2007 was the $33 million cash purchase of the CPR assets during the third quarter.

The 2007 results reflect the execution of the second year tactical initiatives from the three-year strategic plan that was implemented in 2006 by the Company’s new management team.

“2007 was a very successful year for QuadraMed. We started growing the top line for the first time in years. Without the acquisition we grew 5.2%, and with it our revenues were up 9.7%, which is growth in line with our peers. While delivering these results we integrated a transformational acquisition of an award winning clinical information system, QCPR. This product will allow us to compete in market opportunities that our previous clinical systems could not,” added Mr. Hagen.

Attachments	Exhibit 1	Consolidated Balance Sheets as of December 31, 2007 and December 31, 2006

	Exhibit 2	Consolidated Statements of Operations for the Three Months Ended December 31, 2007 and December 31, 2006 and Years Ended December 31, 2007 and December 31, 2006

	Exhibit 3	Consolidated Statements of Cash Flows for the Three Months Ended December 31, 2007 and December 31, 2006 and the years ended December 31, 2007 and December 31, 2006

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements for the Three Months Ended December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006, September 30, 2006, June 30, 2006, and March 31, 2006

	Exhibit 5	Reconciliation of EBITDA and Non-GAAP Measurements for the Years Ended December 31, 2007 and December 31, 2006

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP Measurements included in this press release and Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA other Non-GAAP reconciliations represent specific events or items as follows (please see Exhibits 4 and 5 to this press release):

•	Cash Severance — costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended June 30, 2006 and March 31, 2006;

•	Costs of Litigation — costs associated with the settlement of a long standing and fully disclosed litigation proceeding during the three-month periods ended June 30, 2006 and March 31, 2006.

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three month periods ended September 30, 2007 and December 31, 2007.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the company’s products and services is a staff of 650 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

# # #

QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.

Exhibit 1

QUADRAMED CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except percentages and per share amounts)

	December 31,	December 31,
	UNAUDITED
	2007	2006
ASSETS

Current assets
Cash and cash equivalents	$7,119	$32,596
Short-term investments	9,169	10,703
Accounts receivable, net of allowance for doubtful accounts of $1,449 and $2,612, respectively	26,088	20,358
Unbilled receivables	5,183	4,253
Deferred contract expenses	6,060	5,438
Prepaid expenses and other current assets, net of allowance on other receivable of $1,229 and $833, respectively	5,367	5,410
Deferred tax asset, net of valuation allowance	7,376	—

Total current assets	66,362	78,758

Restricted cash	2,389	2,341
Long-term investments	1,197	1,244
Property and equipment, net of accumulated depreciation and amortization of $22,855 and $21,131, respectively	3,778	2,557
Goodwill	33,942	25,983
Other amortizable intangible assets, net of accumulated amortization of $31,119 and $28,354, respectively	11,768	2,132
Other long-term assets	3,182	3,183
Deferred tax asset, net of valuation allowance	49,758	—

Total assets	$172,376	$116,198

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$4,910	$3,493
Accrued payroll and related benefits	9,602	8,720
Accrued exit cost of facility closing	1,178	1,547
Other accrued liabilities	7,537	4,119
Dividends payable	1,375	3,775
Deferred revenue	36,111	46,347

Total current liabilities	60,713	68,001

Accrued exit cost of facility closing	888	2,066
Deferred tax liability	—	1,042
Other long-term liabilities	2,722	2,618

Total liabilities	64,323	73,727

Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding, respectively	96,144	93,290
Common stock, $0.01 par, 150,000 shares authorized; 45,891 and 43,678 shares issued and 45,284 and 43,221 outstanding, respectively	459	437
Shares held in treasury, 607 and 457, respectively	(292)	(5)
Additional paid-in-capital	310,557	304,504
Accumulated other comprehensive loss	(80)	(49)
Accumulated deficit	(298,735)	(355,706)

Total stockholders’ equity	108,053	42,471

Total liabilities and stockholders’ equity	$172,376	$116,198

Exhibit 1 to Press Release dated March 14, 2008

Exhibit 2

QUADRAMED CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended, December 31,		Year ended, December 31,
	UNAUDITED		UNAUDITED
	2007	2006	2007	2006
Revenue
Services	$6,484	$2,799	$19,371	$12,767
Maintenance	17,618	13,370	59,892	55,975
Installation and other	4,005	2,708	12,328	11,823

Services and other revenue	28,107	18,877	91,591	80,565

Term licenses	8,939	6,377	31,031	25,515
Perpetual licenses	3,560	4,666	10,597	16,596

Licences	12,499	11,043	41,628	42,111

Hardware	268	1,293	4,131	2,525

Total revenue	40,874	31,213	137,350	125,201

Cost of revenue
Cost of services and other revenue	11,303	6,552	36,737	26,456

Royalties and other	4,410	3,271	15,683	12,095
Amortization of acquired technology and capitalized software	265	702	1,090	3,401

Cost of license revenue	4,675	3,973	16,773	15,496
Cost of hardware revenue	189	876	3,722	2,007

Total cost of revenue	16,167	11,401	57,232	43,959

Gross margin	24,707	19,812	80,118	81,242

Operating expense
General and administration	5,359	3,984	18,275	19,127
Software development	9,172	6,955	32,390	31,770
Sales and marketing	5,712	4,294	18,057	15,331
Amortization of intangible assets and depreciation	963	956	3,468	4,195

Total operating expenses	21,206	16,189	72,190	70,423

Income from operations	3,501	3,623	7,928	10,819

Other income
Interest expense, includes non-cash charges of $18, $68, $122 and $374, respectively	(20)	(68)	(127)	(379)
Interest income	364	480	2,280	1,746
Other income	8	7	511	101

Other income	352	419	2,664	1,468

Income from continuing operations before income taxes	$3,853	$4,042	$10,592	$12,287
Benefit (provision) for income taxes	52,821	(80)	52,408	(342)

Net income	$56,674	$3,962	$63,000	$11,945
Preferred stock accretion, dividend premium and dividends declared	(1,375)	(1,459)	(6,032)	(5,978)

Net income attributable to common shareholders	$55,299	$2,503	$56,968	$5,967

Income per share-basic
Basic	$1.26	$0.06	$1.29	$0.14
Diluted	0.72	0.05	0.79	0.13

Weighted average shares outstanding
Basic	44,006	42,825	44,061	42,057

Diluted	78,645	79,571	79,466	45,867

Exhibit 2 to Press Release dated March 14, 2008

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the three months ended		For the Year ended
	UNAUDITED		UNAUDITED
	December 31, 2007	December 31, 2006	2007	2006
Cash flows from operating activities
Net income	$56,674	$3,962	$63,000	$11,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,228	1,661	4,559	7,598
Deferred compensation amortization	95	96	382	385
Stock-based compensation	928	181	2,474	879
Dividend discount amortization	—	51	50	303
Provision for bad debts	—	—	181	820
Gain on sales of investments	(3)	—	(46)	—
Interest income on investments	(26)	—	(101)	—
Interest income on letters of credit	(103)	—	(103)	—
Interest expense on note payable	18	18	72	72
Deferred income taxes	(52,102)	—	(52,102)	—
Other	—	—	—	(21)

Changes in assets and liabilities:
Accounts receivable	(2,254)	(1,012)	2,544	5,911
Prepaid expenses and other	2,676	(795)	5,663	413
Accounts payable and accrued liabilities	1,224	725	175	(4,508)
Deferred revenue	(13,456)	(663)	(13,995)	(7,135)

Cash (used in) provided by operating activities	(5,101)	4,224	12,753	16,662

Cash flows from investing activities
Decrease in restricted cash	(10)	(55)	(48)	50
Sales of available-for-sale securities, net	6,893	4,618	51,162	7,227
Purchases of available-for-sale securities	(2,739)	(11,106)	(49,484)	(17,813)
Acquisition of businesses, net of cash acquired	(227)		(33,901)	—
Purchases of property and equipment	(787)	(251)	(2,261)	(982)
Other	—	(33)	—	(28)

Cash provided by (used in) investing activities	3,130	(6,827)	(34,532)	(11,546)

Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,625)	(5,628)	(6,500)
Proceeds from issuance of common stock and other	23	339	2,217	938
Repurchase of common stock	(287)	—	(287)	—

Cash used in financing activities	(1,639)	(1,286)	(3,698)	(5,562)

Net decrease in cash and cash equivalents	(3,610)	(3,889)	(25,477)	(446)

Cash and cash equivalents, beginning of period	10,729	36,485	32,596	33,042

Cash and cash equivalents, end of period	$7,119	$32,596	$7,119	$32,596

Exhibit 3 to Press Release dated March 14, 2008

Exhibit 4

QUADRAMED CORPORATION

RECONCILIATION OF EBITDA AND NON-GAAP MEASUREMENTS

For the Three Months Ended December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007 and

December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006

(in thousands)

	For the Three Months Ended (Unaudited)
	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$56,674	$1,502	$2,200	$2,624	$3,962	$5,979	$3,847	($1,843)

Adjustments to Net Income for EBITDA
Interest Expense	20	24	33	50	68	85	103	123
Interest Income	(364)	(699)	(644)	(573)	(480)	(501)	(399)	(366)
Benefit (provision) for Income Taxes	(52,821)	142	162	109	80	101	63	98
Depreciation and Amortization	1,323	802	1,326	1,490	1,757	1,878	2,133	2,215

Subtotal Non-GAAP Adjustments for EBITDA	(51,842)	269	877	1,076	1,425	1,563	1,900	2,070

EBITDA	$4,832	$1,771	$3,077	$3,700	$5,387	$7,542	$5,747	$227

Non-cash Compensation	928	807	356	383	182	229	196	272

Adjusted Non-GAAP EBITDA	5,760	2,578	3,433	4,083	5,569	7,771	5,943	499

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$56,674	$1,502	$2,200	$2,624	$3,962	$5,979	$3,847	($1,843)

Non-GAAP adjustments to Net income
Costs of Litigation	—	—	—	—	—	—	—	1,121
Non-cash Compensation	928	807	356	383	182	229	196	272
Cash Severance	—	—	—	—	—	—	142	315
Strategic Initiatives	57	—	412	—	—	—	—	—
Tax benefit, Net	(52,898)	—	—	—	—	—	—	—
Employment Matters	(374)	1,544	—	—	—	—	—	—

Subtotal Non-GAAP adjustments	(52,287)	2,351	768	383	182	229	338	1,708

Non-GAAP net income	$4,387	$3,853	$2,968	$3,007	$4,144	$6,208	$4,185	($135)

Other Information

Revenue	$40,874	$32,908	$34,362	$29,206	$31,213	$33,032	$32,028	$28,928
Costs of Revenue	$16,167	$14,105	$15,991	$10,969	$11,401	$10,436	$11,133	$10,989

Gross Margin	$24,707	$18,803	$18,371	$18,237	$19,812	$22,596	$20,895	$17,939

Gross Margin %	60%	57%	53%	62%	63%	68%	65%	62%

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP Measurements included in this press release and on these Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA other Non-GAAP reconciliations represent specific events or items as follows:

•	Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended June 30, 2006 and March 31, 2006;

•	Costs of Litigation – costs associated with the settlement of a long standing and fully disclosed litigation proceeding during the three-month periods ended June 30, 2006 and March 31, 2006.

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three month periods ended September 30, 2007 and December 31, 2007.

Exhibit 4 to Press Release dated March 14, 2008

Exhibit 5

QUADRAMED CORPORATION

RECONCILIATION OF EBITDA AND NON-GAAP MEASUREMENTS

For the Years Ended December 31, 2007 and December 31, 2006

(in thousands)

	UNAUDITED
	For the Year Ended
	12/31/2007	12/31/2006
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$63,000	$11,945

Adjustments to Net Income for EBITDA
Interest Expense	127	379
Interest Income	(2,280)	(1,746)
Provision (Benefit) for Income Taxes	(52,408)	342
Depreciation and Amortization	4,941	7,983

Subtotal Non-GAAP Adjustments for EBITDA	(49,620)	6,958

EBITDA	13,380	18,903

Non-cash Compensation	2,474	879

Adjusted Non-GAAP EBITDA	15,854	19,782

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$63,000	$11,945

Non-GAAP adjustments to Net income
Cash Severance	—	457
Costs of Litigation	—	1,121
Non-cash Compensation	2,474	879
Tax benefit, Net	(52,898)	—
Strategic Initiatives	469	—
Employment Matters	1,170	—

Subtotal Non-GAAP adjustments	(48,785)	2,457

Non-GAAP net income	$14,215	$14,402

Other Information

Revenue	$137,350	$125,201
Costs of Revenue	$57,232	$43,959

Gross Margin	$80,118	$81,242

Gross Margin %	58%	65%

About Adjusted EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted EBITDA and other Non-GAAP Measurements included in this press release and on these Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted EBITDA and the other non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted EBITDA other Non-GAAP reconciliations represent specific events or items as follows:

•	Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended June 30, 2006 and March 31, 2006;

•	Costs of Litigation – costs associated with the settlement of a long standing and fully disclosed litigation proceeding during the three-month periods ended June 30, 2006 and March 31, 2006.

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, net – the amount recorded in the period resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month period ended June 30, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three month periods ended September 30, 2007 and December 31, 2007.

Exhibit 5 to Press Release dated March 14, 2008